As filed with the Securities and Exchange Commission on August 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

KRONOS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2640942
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

297 Billerica Road, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Kronos Incorporated

2002 Stock Incentive Plan

(Full Title of the Plan)

Paul A. Lacy

Kronos Incorporated

297 Billerica Road

Chelmsford, Massachusetts 01824

(Name and Address of Agent For Service)

(978) 250-9800

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	2,450,000 shares	$33.82	(1)	$82,859,000	(1)	$10,498.24

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq National Market® on July 26, 2004.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-82370, filed with the Securities and Exchange Commission on February 8, 2002 by the Registrant, relating to the Registrant’s 2002 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 2nd day of August, 2004.

KRONOS INCORPORATED

By: /s/ Mark S. Ain

        Mark S. Ain

        Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Kronos Incorporated, hereby severally constitute and appoint Mark S. Ain, Paul A. Lacy and Alyce Moore and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kronos Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK S. AIN Mark S. Ain	Chief Executive Officer and Chairman of the Board (principal executive officer)	August 2, 2004

/S/ PAUL A. LACY Paul A. Lacy	Exec. VP., Chief Financial and Administrative Officer, (principal accounting officer)	August 2, 2004

/S/ W. PATRICK DECKER W. Patrick Decker	Director	August 2, 2004

/S/ RICHARD J. DUMLER Richard J. Dumler	Director	August 2, 2004

/S/ DAVID B. KISER David B. Kiser	Director	August 2, 2004

/S/ D. BRADLEY MCWILLIAMS D. Bradley McWilliams	Director	August 2, 2004

/S/ LAWRENCE J. PORTNER Lawrence J. Portner	Director	August 2, 2004

/S/ SAMUEL RUBINOVITZ Samuel Rubinovitz	Director	August 2, 2004

INDEX TO EXHIBITS

Number	Description

3.1(1)	Restated Articles of Organization of the Registrant, as amended

3.2 *	Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of attorney (included on the signature pages of this registration statement)

*	Incorporated by reference to the same Exhibit Number in the Company’s Registration Statement on Form S-1 (File No. 33-47383).
(1)	Incorporated by reference to the Company’s Form 10-Q for the quarterly period ended April 4, 1998.